Exhibit 99.1

ALX Oncology Appoints Alan Sandler, M.D., as Chief Medical Officer

Dr. Sandler brings more than 30 years of experience as a distinguished leader in oncology and drug development

SOUTH SAN FRANCISCO, Calif., November 14, 2024 -- ALX Oncology Holdings Inc., (“ALX Oncology” or “the Company”) (Nasdaq: ALXO), a clinical-stage biotechnology company advancing therapies that boost the immune system to treat cancer in new ways and extend patients’ lives, announced today the appointment of Alan Sandler, M.D., as Chief Medical Officer.

“Dr. Sandler’s breadth of experience and demonstrated leadership capabilities across oncology and drug development, as well as his in-depth knowledge of ALX Oncology while he was a member of our Board, will be instrumental in helping us achieve our near- and longer-term objectives,” said Jason Lettmann, Chief Executive Officer at ALX Oncology. “He is the ideal leader to advance the clinical development of evorpacept, our investigational lead compound, into late-stage clinical trials. We are thrilled to have him join our accomplished leadership team as we look towards 2025, which will be a transformational year for the company.”

Dr. Sandler’s expertise spans clinical development and operations, regulatory affairs, drug safety and development strategies. He previously held the position of Executive Vice President, Chief Medical Officer at Mirati Therapeutics, prior to its acquisition by Bristol Myers Squibb in early 2024. Before joining Mirati, Dr. Sandler was the President, Global Head of Development in Oncology at Zai Lab. Prior to that, he held roles of increasing responsibility at Genentech, a member of the Roche Group, where he ultimately served as Senior Vice President and Global Head, Product Development of Oncology Solid Tumors. Dr. Sandler’s academic positions include roles at Oregon Health and Science University, where he served as Professor of Medicine and Head of the Division of Hematology/Medical Oncology and Medical Lead of the Thoracic Oncology Program; Vanderbilt University as an Associate Professor of Medicine and Indiana University as Assistant Professor of Medicine.

“While I served as a member of ALX Oncology’s Board of Directors, I had the opportunity to observe firsthand both the company’s exceptional leadership team and the impressive clinical activity of evorpacept as an immuno-oncology agent capable of enhancing the efficacy of current and future cancer therapies,” said Dr. Sandler. “In my new role, I look forward to continuing the development of this investigational therapy with the vision to improve patient outcomes in a wide range of tumor types and treatment settings.”

Dr. Sandler earned his M.D. from Rush Medical College and completed his training in internal medicine and fellowship in medical oncology at Yale-New Haven Medical Center. He has co-authored over 300 publications, including peer-reviewed articles, reviews, abstracts, and book chapters.

About ALX Oncology

ALX Oncology (Nasdaq: ALXO) is a clinical-stage biotechnology company advancing therapies that boost the immune system to treat cancer in new ways and extend patients’ lives. ALX Oncology’s lead therapeutic candidate, evorpacept, has demonstrated potential to serve as a cornerstone therapy upon which the future of immuno-oncology can be built. Evorpacept is currently being evaluated across multiple ongoing clinical trials in a wide range of cancer indications. More information is available at www.alxoncology.com and on LinkedIn @ALX Oncology.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, plans and objects of management for future operations, as well as statements regarding industry trends. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (“SEC”), including ALX Oncology’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents ALX Oncology files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

Caitlyn Doherty, Manager, Corporate Communications, ALX Oncology

cdoherty@alxoncology.com

(650) 466-7125

Investor Contact:

Malini Chatterjee, Ph.D., Blueprint Life Science Group

mchatterjee@bplifescience.com

(917) 330-4269

Media Contact:

Audra Friis, Sam Brown, Inc.

audrafriis@sambrown.com

(917) 519-9577